UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005

Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-13337	34-1598949

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 East Market Street Warren, Ohio	44484

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 856-2443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On February 10, 2005, the Compensation Committee of the Board of Directors of Stoneridge, Inc. (the “Company”) approved the annual base salaries (for fiscal year 2005) of the Company’s executive officers after a review of performance and competitive market data. The following table sets forth the annual base salary levels of the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement, dated March 11, 2005) and of the Company’s Chief Financial Officer (who commenced employment with the Company in September 2004) paid in 2004 and to be paid in 2005:

Name and Position	Year	Base Salary ($)

Gerald V. Pisani,	2004	417,500
President and Chief Executive Officer	2005	510,000

Edward F. Mosel,	2004	249,917
Executive Vice President and	2005	330,000
Chief Operating Officer

Joseph M. Mallak,	2004	72,917
Vice President and	2005	270,000
Chief Financial Officer

Thomas A. Beaver,	2004	236,000
Vice President of Global Sales and	2005	250,000
System Engineering

Mark J. Tervalon,	2004	202,974
Vice President and General Manager	2005	235,000
Stoneridge Electronics Group

D.M. Draime,	2004	200,000
Chairman of the	2005	200,000
Board of Directors

     Also, on February 10, 2005, the Compensation Committee authorized the payment of annual incentive (i.e., bonus) awards to each of the Company’s executive officers in respect of the year ended December 31, 2004. The bonuses paid to the executive officers listed above, other than Joseph M. Mallak, are set forth on the Summary Compensation Table contained in the Company’s proxy statement (Schedule 14A) filed with the Securities and Exchange Commission on March 11, 2005. Mr. Mallak’s bonus for 2004 was $90,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.
Date: April 1, 2005	/s/ Joseph M. Mallak Joseph M. Mallak, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)